Exhibit 10.2

Amendment to
S&P Global Inc. Employee Retirement Plan Supplement
The S&P Global Inc. Employee Retirement Plan Supplement (the “SPG ERP Supplement”), amended and restated effective as of January 1, 2008, unless otherwise provided, is amended as provided below.

1.The last sentence of Section 5.03(a)(ii) is clarified to read as follows:
    Effective as of January 1, 2012, the Benefits provided by Article V shall be paid in accordance with foregoing to a Participant’s Beneficiary in the event of the death of the Participant, if such Beneficiary is entitled to benefits under the provisions of the ERP in effect as of said date in the event of the death of the Participant.
2.Effective as of October 1, 2025, the SPG ERP Supplement is amended by adding new Section 5.07:
    SECTION 5.07:    The Plan Administrator may elect, in its sole discretion and without the Participant’s consent (or the consent of the Participant’s Beneficiary, if applicable), to pay the the lump-sum Actuarial Equivalent of the aggregate of the Benefits provided to a Participant or Beneficiary by this Article V and any other plan or arrangement which is required to be aggregated with such amounts under Treasury Regulation Section 1.409A-1(c)(2) so long as (a) the Plan Administrator’s exercise of discretion to cash-out such amount is evidenced in writing no later than the date of such payment; (b) the payment results in the termination and liquidation of the Participant’s entire interest in the Plan and all plans or arrangements required to be aggregated therewith; and (c) the payment does not exceed the applicable dollar amount under Code Section 402(g). Notwithstanding the foregoing, if a Participant separates from service with the Company and is a Specified Employee on his or her date of separation from service, no accelerated payment shall be made under this subsection to such Participant during the period beginning on his or her date of separation from service and ending on the date that is six months after such date of separation from service, except as permitted under Treasury Regulation Section 1.409A-3(i)(2).
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Except as set forth herein, the SPG ERP Supplement remains in full force and effect.